Exhibit 99.1

                             JOINT FILING AGREEMENT

      The undersigned each agree that (i) the Statement on Schedule 13G relating to the Common Stock, $.01 par value, of Esenjay Exploration, Inc. is adopted and filed on behalf on each of them, (ii) all future amendments to such Statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.



      EXECUTED as of May 26, 1998


                                     JOINT ENERGY DEVELOPMENT
                                      INVESTMENTS II LIMITED PARTNERSHIP

                                     By:    Enron Capital Management II
                                            Limited Partnership, its general
                                            partner

                                     By:    Enron Capital II Corp., its general
                                            partner


                                     By: /s/ PEGGY B. MENCHACA
                                        --------------------------------------
                                     Name:  Peggy B. Menchaca
                                     Title:  Vice President and Secretary

                                     ENRON CORP.


                                     By: /s/ PEGGY B. MENCHACA
                                        --------------------------------------
                                     Name:  Peggy B. Menchaca
                                     Title:  Vice President and Secretary